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                                                                   EXHIBIT 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 3 to Form S-1 of ViaCell, Inc. of our report dated March 29, 2004, (which contains an explanatory paragraph related to the change in the method of accounting for goodwill and other intangible assets as discussed in Note 2) except for the last paragraph of Note 9, as to which the date is June 23, 2004, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
October 22, 2004